Release Date:	For Further Information:

August 30, 2005	Edwin R. Maus, President/CEO 412-487-7404 ext. 303 email – ermaus@laurelsb.com

or

John A. Howard, Jr., Sr. Vice-President/CFO

412-487-7404 ext. 311 email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES
EARNINGS FOR THE YEAR AND FOURTH QUARTER OF FISCAL 2005

ALLISON PARK, PA – August 30, 2005 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported net income for the fiscal year ended June 30, 2005 of $2.0 million or $1.03 per diluted share compared to net income of $1.7 million or $.85 per diluted share for the year ended June 30, 2004. The $362,000 or 21.5% increase in net income for the year reflects the effect of an increase in net interest income combined with a slight decrease in operating expenses, partially offset by a decrease in non-interest income and an increase in income tax expense.

For fiscal 2005, the Company’s return on average assets (ROA) was .67% and its return on average stockholders’ equity was 7.45% compared to .55% and 6.19%, respectively, for fiscal 2004.

Laurel Capital Group, Inc. also reported net income for the quarter ended June 30, 2005 of $578,000 or $.29 per diluted share compared to $431,000 or $.22 per diluted share for the quarter ended June 30, 2004. The 34.1% increase in net income for the fourth quarter of fiscal 2005 was primarily attributable to an increase in net interest income and a decrease in income tax expense partially offset by a slight decrease in non-interest income and an increase in operating expenses.

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Non-performing assets, which consist of loans delinquent 90 days and over, other real estate owned and other repossessed assets, decreased $1.1 million or 53.3% to $1.0 million or .33% of total assets at June 30, 2005 compared to $2.2 million or .72% of total assets at June 30, 2004. The allowance for loan losses at June 30, 2005 was $2.0 million or .95% of total loans as compared to $2.0 million or 1.17% at June 30, 2004.

In commenting on the Company’s performance, Edwin R. Maus, President and Chief Executive Officer, stated that “Although we are pleased with the significant improvement in earnings, the Company has been and will continue to be challenged by the current interest rate and economic environment. These conditions continue to make it difficult for the Company’s operations to generate significant earnings growth. However, we are pleased with the reduction in the level of non-performing assets and believe it reflects our conservative lending practices.”

At June 30, 2005, Laurel Capital Group, Inc. had total assets of $309.8 million, loans receivable, net of $209.7 million and total deposits of $254.9 million. Additionally, stockholders’ equity amounted to $27.8 million or $14.31 per share compared to $27.1 million or $14.06 per share at June 30, 2004.

Laurel Capital Group, Inc., headquartered in Allison Park, Pennsylvania, is the holding company for Laurel Savings Bank, a 118-year-old, Pennsylvania-chartered, FDIC-insured savings bank with eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area.

The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.
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		Year-To-Date		Fiscal 2005				Fiscal 2004
	(Dollars in thousands, except per share data)	At or For the Year Ended:		At or For the Three Months Ended:				At or For The Three Months Ended:
	(Unaudited)	June 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
		2005	2004	2005	2005	2004	2004	2004	2004
	Earnings

	Interest Income	$13,762	$13,066	$3,489	$3,525	$3,424	$3,324	$3,115	$3,316
	Interest Expense	6,294	6,130	1,637	1,578	1,563	1,516	1,427	1,471

	Net Interest Income Before Provision for
	Loan Losses	7,468	6,936	1,852	1,947	1,861	1,808	1,688	1,845
	Provision for Loan Losses	9	12	0	3	3	3	3	3

	Net Interest Income after Provision for
	Loan Losses	7,459	6,924	1,852	1,944	1,858	1,805	1,685	1,842
	Net Gain on Sale of Investment and Mortgage-
	Backed Securities	15	35	15	—	—	—	—	22
	Gain on Sale of Loans Held for Sale	9	14	2	1	—	6	7	—
	Other Income (Excluding Gains on Sale)	1,417	1,460	343	352	359	363	363	339
	Operating Expenses	6,114	6,150	1,560	1,533	1,549	1,472	1,480	1,577

(more)	Income before Income Taxes	2,786	2,283	652	764	668	702	575	626
	Provision for Income Taxes	737	596	74	242	207	214	144	193

	Net Income	$2,049	$1,687	$578	$522	$461	$488	$431	$433

	Profitability Ratios (annualized where
	applicable)
	Return on Average Assets	0.67%	0.55%	0.75%	0.68%	0.60%	0.64%	0.57%	0.57%
	Return on Average Stockholders' Equity	7.45%	6.19%	8.40%	7.58%	6.68%	7.14%	6.34%	6.32%
	Yield on Interest-Earning Assets	4.71%	4.51%	4.75%	4.81%	4.71%	4.58%	4.37%	4.65%
	Cost of Interest-Bearing Liabilities	2.44%	2.36%	2.54%	2.46%	2.41%	2.34%	2.28%	2.32%
	Average Interest Rate Spread	2.27%	2.15%	2.21%	2.35%	2.30%	2.24%	2.09%	2.33%
	Net Interest Margin	2.56%	2.39%	2.52%	2.65%	2.56%	2.49%	2.36%	2.59%
	Operating Expenses to Average Assets	1.99%	2.01%	2.02%	1.98%	2.02%	1.93%	1.96%	2.09%
	Efficiency Ratio (1)	69.17%	73.53%	71.90%	67.24%	69.77%	67.80%	72.94%	72.59%
	Per Common Share Data
	Shares Outstanding (at period end)	1,943,000	1,928,604	1,943,000	1,940,021	1,940,021	1,928,604	1,928,604	1,925,228
	Average Shares Outstanding-Basic	1,937,086	1,897,091	1,942,255	1,940,021	1,936,811	1,928,604	1,922,740	1,904,878
	Average Shares Outstanding-Diluted	1,987,843	1,985,116	1,989,273	1,998,902	2,000,559	1,988,809	1,985,426	1,992,913
	Earnings Per Share -Basic	$1.06	$0.89	$0.30	$0.27	$0.24	$0.25	$0.22	$0.23
	Earnings Per Share -Diluted	$1.03	$0.85	$0.29	$0.26	$0.23	$0.25	$0.22	$0.22
	Cash Dividends Paid	$0.80	$0.80	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
	Book Value (period end)	$14.31	$14.06	$14.31	$14.07	$14.28	$14.26	$14.06	$14.29
	Tangible Book Value (period end)	$12.60	$12.16	$12.60	$12.31	$12.48	$12.41	$12.16	$12.28
	Market Value of Outstanding Shares	$20.56	$21.15	$20.56	$21.88	$21.54	$22.65	$21.15	$23.74

	(period end closing sales price)
(1) Equals total operating expenses (excluding net income or loss on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of loans and securities available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is also generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by Generally Accepted Accounting Principles (GAAP) used in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.

	As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
June 30, 2005

(Dollars in thousands)	Fiscal 2005					Fiscal 2004
(Unaudited)	June 30,	March 31,	December 31,	September 30,		June 30,	March 31,	December 31,	September 30,
	2005	2005	2004	2004		2004	2004	2003	2003
Balance Sheet Data (As Of)
				$					$
Total Assets	$309,801	$307,742	$308,499		306,633	$299,375	$301,251	$302,725		307,278
Mortgage Loans	172,854	165,008	159,464		147,361	133,920	127,900	118,205		114,799
Commercial and Other Loans	665	731	1,174		1,095	1,475	2,269	2,254		3,012
Consumer Loans	36,230	36,748	37,289		37,643	37,896	38,247	39,551		40,172

Total Loans Receivable, Net	209,749	202,487	197,927		186,099	173,291	168,416	160,010		157,983
Cash and Investment Securities	69,428	72,697	76,032		84,305	87,554	99,038	113,575		120,175
Mortgage-Backed Securities	13,002	15,002	17,068		19,231	21,024	15,452	10,640		10,397
Savings Deposits	254,891	253,282	254,652		251,553	246,179	247,677	248,803		251,236
FHLB Advances	21,602	21,604	21,605		21,607	21,609	21,610	21,612		24,632
Stockholders' Equity	27,804	27,293	27,702		27,505	27,125	27,519	27,145		27,509
####
Asset Quality (As Of Or For The FYTD Period (2))
			$	$				$	$
Non-Performing Loans	$970	$833	1,205		1,985	$2,156	$1,741	1,595		1,142
Non-Performing Assets	1,007	961	1,555		2,025	2,156	1,753	1,608		1,157
Allowance for Loan Losses	1,989	1,998	1,988		1,992	2,032	2,017	1,984		2,005
Net Loan Charge-Offs (Recoveries)	52	43	50		43	(14)	(5)	28		4
Non-Performing Loans to Total Loans, Net	0.46%	0.41%	0.61%		1.07%	1.24%	1.03%	1.00%		0.72%
Non-Performing Assets to Total Assets	0.33%	0.31%	0.50%		0.66%	0.72%	0.58%	0.53%		0.38%
Allowance for Loan Losses/
Total Loans	0.95%	0.99%	1.00%		1.07%	1.17%	1.20%	1.24%		1.27%
Allowance for Loan Losses/
Non-Performing Loans	205.05%	239.86%	164.98%		100.35%	94.25%	115.85%	124.39%		175.57%
Net Loan Charge-Offs (Recoveries)/Avg
Loans	0.0263%	0.0222%	0.0264%		0.0233%	(0.0084)%	(0.0030)%	0.0170%		0.0023%
Ratios (As Of Or For The FYTD Period (2))
Dividend Payout Ratio	77.59%	81.40%	83.33%		80.00%	94.13%	95.24%	95.24%		83.33%
Average Equity to Average Assets	8.96%	8.97%	8.99%		8.96%	8.89%	8.87%	8.77%		8.68%
Core Capital - Tier I (3)	7.91%	7.64%	7.71%		7.70%	7.76%	7.70%	7.63%		7.22%
Risk-Based Capital -Tier I (3)	15.33%	14.83%	14.98%		15.21%	15.65%	15.30%	15.39%		14.82%
Risk-Based Capital -Tier II (3)	16.59%	16.08%	16.24%		16.46%	16.90%	16.60%	16.69%		16.08%
Leverage Multiple (4)	11.14x	11.28x	11.14x		11.15x	11.04x	10.95x	11.15x		11.17x
Other Data (As Of)
Stockholders of Record	372	374	376		381	383	387	393		395
Number of Full-Service Banking Offices	8	8	8		8	8	8	8		8
(2) Fiscal Year To Date
(3) Ratios for Laurel Savings Bank.
(4) Total assets divided by stockholders' equity.